                         Consent of Independent Auditors

We  consent to the  reference  to our firm under the  caption  "Experts"  in the
Statement of Additional  Information and to the use of our reports dated January
31, 2003,  with respect to the  consolidated  financial  statements  of Security
Benefit Life Insurance Company and Subsidiaries and the financial  statements of
Variable Annuity Account XIV - AdvisorDesigns(R)  Variable Annuity,  included in
Post-Effective   Amendment  No.  3  to  the  Registration  Statement  under  the
Securities Act of 1933 (No.  333-52114) and Amendment No. 8 to the  Registration
Statement under the Investment  Company Act of 1940 (No.  811-10011) on Form N-4
and the related Statement of Additional Information  accompanying the Prospectus of AdvisorDesigns(R) Variable Annuity.

                                                          /s/ Ernst & Young LLP

Kansas City, Missouri
April 24, 2003